                                                                    EXHIBIT 23.1
                                                                    ------------

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS
              --------------------------------------------------


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-______) and related Prospectus of Sylvan Learning Systems, Inc. for the registration of 1,002,015 shares of its common stock and to the incorporation by reference therein of our report dated July 28, 1998 with respect to the supplemental consolidated financial statements of Sylvan Learning Systems, Inc. included in its Current Report on Form 8-K dated July 29, 1998, filed with the Securities and Exchange Commission.


/s/ ERNST & YOUNG LLP


Baltimore, Maryland
August 4, 1998